EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                    OF BASKIN IN THE SUN INTERNATIONAL, INC.


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                            ARTICLES OF INCORPORATION
                                       OF
                      BASKIN IN THE SUN INTERNATIONAL, INC.


         The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                 ARTICLE I: NAME

         The name of the corporation is Baskin in the Sun International, Inc.

               ARTICLE II: PRINCIPAL OFFICE AND REGISTERED OFFICE

         The principal office and registered office of the business and mailing address of the corporation is 1855 S. Kanner, Suite 6, Stuart, FL 34995.

                           ARTICLE III: CAPITAL STOCK

         The number of shares of stock that this corporation is authorized to have outstanding at any one time is fifty million 50,000,000 shares having a par value of $0.001 per share.

                ARTICLE IV: INITIAL REGISTERED AGENT AND ADDRESS

         The name and address of the initial registered agent is Michael A. Littman, 1855 S. Kanner, Suite 6, Stuart, FL 34995.

                             ARTICLE V: INCORPORATOR

         The name and address of the incorporator of these Articles of Incorporation is Michael A. Littman, 1855 S. Kanner, Suite 6, Stuart, FL 34995.

                     ARTICLE VI: INITIAL BOARD OF DIRECTORS

         The name and address of each member of the initial Board of Directors of the corporation is Michael A. Littman, 1855 S. Kanner, Suite 6, Stuart, FL 34995.

         The undersigned has executed these Articles of Incorporation this 1st day of December, 1997.


                                             /s/Michael A. Littman
                                             ----------------------
                                             Michael A. Littman, Incorporator


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                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

         Pursuant to the provisions of section 607.0501, Florida Statutes, the mentioned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered agent/registered office, in the state of Florida.

         1. The name of the corporation is Baskin in the Sun International, Inc.

         2. The name and address of the  registered  agent and office is Michael
A. Littman, 1855 S. Kanner Highway, Suite 6, Stuart, FL 34995.

         Having been named as Registered Agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as Registered Agent and agree to act in this capacity.


                                            /s/Michael A. Littman
                                            ------------------------------
                                            Michael A. Littman, Registered Agent

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                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

December 4, 1997

Michael A. Littman, Esquire
10200 W. 44TH Ave., #400
Wheat Ridge, CO 80033

The Articles of Incorporation for BASKIN IN THE SUN INTERNATIONAL, INC. were filed on December 1, 1997 and assigned document number P97000102123. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE  NOTE:   COMPLIANCE  WITH  THE  FOLLOWING   PROCEDURES  IS  ESSENTIAL  TO
MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Beth Register, Corporate Specialist Supervisor
New Filings Section                                  Letter Number 797A00057284



      Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314